UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2004

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2004, our parent company, American Media, Inc. (“AMI”), and Quad/Graphics, Inc. (“Quad”) entered into an agreement pursuant to which Quad will perform certain preliminary work, platemaking, printing, binding, finishing, mailing and newsstand preparation and loading (the “Services”) for Star (the “Magazine”). The agreement sets the pricing schedule for the various activities to be performed by Quad and contractually obligates AMI to use Quad exclusively for the Services, except for (i) similar services that are provided by an unrelated commercial printer for copies of the Magazine that are distributed to newsstand customers and subscribers in both Western Canada and the Western United States; and (ii) under certain circumstances, up to 35,000 copies of the Magazine that will normally be sent to the Colorado distribution hub from Quad’s Oklahoma plant. There is no minimum purchase obligation associated with the agreement. The term of the agreement commenced as of March 2004 and terminates in April 2014, but AMI may extend the term of the agreement for an additional two year period and, thereafter, for up to five additional one year periods. AMI may terminate the agreement earlier only upon certain specified conditions. If the Magazine is sold to a third party, and that party does not assume AMI’s obligations under the agreement, the agreement requires AMI to pay Quad a specified amount. Under the agreement, AMI expects to pay Quad an average annual amount of approximately $17.5 million during calendar years 2005 through 2009, assuming current production levels.

Forward-Looking Statements

Some of the information presented in this Current Report on Form 8-K constitutes forward-looking statements. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We caution you that a variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

•	our high degree of leverage and significant debt service obligations,

•	our ability to refinance existing debt,

•	our ability to increase circulation and advertising revenues,

•	market conditions for our publications,

•	our ability to develop new publications and services,

•	outcomes of pending and future litigation,

•	the effects of terrorism, including bio-terrorism, on our business,

•	increasing competition by media companies,

•	changes in the costs of paper used by us,

•	any future changes in management,

•	general risks associated with the publishing industry,

•	declines in spending levels by advertisers and consumers,

•	the ability in a challenging environment to continue to develop new sources of circulation,

•	increased costs and business disruption resulting from diminished service levels from our wholesalers, and

•	the introduction and increased popularity over the long term of alternative technologies for the provision of news and information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC. (Registrant)

Date: December 8, 2004	By:	/s/ John A. Miley
	Name:	John A. Miley
	Title:	Executive Vice President, Chief Financial Officer